LAW OFFICES OF
                                WARREN J. SOLOSKI
                           A PROFESSIONAL CORPORATION
                       11300 WEST OLYMPIC BLVD., SUITE 900
                          LOS ANGELES, CALIFORNIA 90084

August 22, 2001

ReserveNet, Inc.
C/O Daniel Regidor
3701 Sacramento Street
Suite 323
San Francisco, CA  94118

               Re: Registration Statement on Form SB-2 re 500,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to ReserveNet, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 500,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares") as described in the Registration Statement.

     We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have make such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares to be issued have been duly authorized and reserved and when issued upon payment will be validly issued, fully paid and non-assessable.

     This opinion is limited to the laws of the State of Delaware, and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
Warren J. Soloski, A Professional Corporation

/s/ Warren J. Soloski
---------------------------------
By Warren J. Soloski, President